Exhibit 23.5

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-11 of our report dated May 31, 2016, with respect to the audited financial statements of Star Medical Center, LLC, for the years ended December 31, 2015 and 2014.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ CPWR, LLP

Addison, Texas

June 10, 2016